Exhibit 1.01
TiVo Inc.
Conflict Minerals Report
For the reporting period January 1, 2015 through December 31, 2015
We have made statements in this Conflict Minerals Report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

Introduction
This Conflict Minerals Report of TiVo Inc. (“TiVo,” “we,” “us” and “our”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, and Form SD promulgated pursuant thereto, for the reporting period from January 1, 2015 to December 31, 2015. A copy of this report is publicly available on our website at www.tivo.com on the “Corporate Governance” page in the “Investor Relations” section.
The Rule requires disclosure of certain information by companies that manufacture or contract to manufacture products containing conflict minerals when those conflict minerals are necessary to the functionality or production of those products. “Conflict minerals” is defined to include gold, cassiterite, columbite-tantalite, wolframite and their derivatives, limited to tin, tantalum and tungsten.
As a company in the consumer electronics industry that does not manufacture its own products directly, TiVo is multiple levels removed from the actual mining of conflict minerals and purchases of conflict minerals from smelters and refiners. TiVo does not make purchases of raw ore, unrefined or refined conflict minerals and makes no purchases in the Democratic Republic of the Congo (the “DRC”) or any country adjoining the DRC (defined in the Rule as the “Covered Countries”).
Since 2013, TiVo has had an established conflict minerals policy (the “Conflict Minerals Policy”) and a management system for conducting the inquiries and performing the supply chain due diligence required by the Rule. The management system includes a team of subject matter experts from relevant functions inside TiVo, including management personnel in our supply base management, accounting, and legal departments (the “Conflict Minerals Team”). The Conflict Minerals Team is supported by executive-level representatives, and senior management is briefed on a quarterly basis as part of our on-going risk and compliance processes. The audit committee of our board of directors also is regularly briefed on our efforts and the results of the work in this area.

Company Description and Products Covered by this Report

TiVo is a global provider of digital video recorders and other set-top box products and related services to consumers, as well as television service providers that enable the delivery and recording of video, as well as advanced features and capabilities. In addition to digital video recorders and other set-top box products, TiVo also designs and develops related products.
Although we design, engineer, and distribute the set-top boxes and related products, TiVo does not manufacture any of those products. TiVo outsources the manufacturing of products to third parties that manufacture the products according to TiVo’s specifications. We determined that there were one or more conflict minerals that were necessary to the functionality or production of our digital video recorders and other set-top box products and accessories (the “Covered Products”).

Reasonable Country of Origin Inquiry
For the reporting period from January 1, 2015 to December 31, 2015, TiVo conducted a reasonable country of origin inquiry to determine whether any of the conflict minerals contained in the Covered Products originated in a Covered Country or were from recycled or scrap sources.
TiVo’s reasonable country of origin inquiry process consisted of the following:

•
The Conflict Minerals Team conducted a supply chain survey of our direct suppliers to obtain country of origin information for the conflict minerals included in the products and materials provided to us by those direct suppliers. In support of that effort, TiVo retained the services of a third-party supply chain compliance agency.

•
TiVo requested that its suppliers complete the electronic Conflict Minerals Reporting Template (the “CMRT”) of the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”). This reporting template requested information regarding the country of origin of the conflict minerals included in materials and components supplied to us, as well as the smelters or refiners of those conflict minerals.

•	TiVo’s third-party agency assisted us in communicating with our supplier network.

•
Supplier responses were evaluated for plausibility, consistency, and gaps. If concerns regarding the quality of responses from suppliers were raised, the Conflict Minerals Team engaged TiVo’s third-party compliance agency to follow up with the suppliers to resolve the flagged responses.

Based on the results of that country of origin inquiry, we had reason to believe that some of the conflict minerals contained in the Covered Products may have originated in one or more of the Covered Countries. Accordingly, we conducted due diligence on the source and chain of custody of those conflict minerals.
Due Diligence Process
TiVo has a complex supply chain. The supply chain involves many parties between the contract manufacturer of our products and the original sources of conflict minerals. TiVo does not directly purchase conflict minerals from mines, smelters, or refiners. We must therefore rely on our suppliers’ provided information regarding the origin of conflict minerals that may be included in our products. As the smelters and refiners are the best custodians of information to identify the sources of conflict minerals, we have put in place, and continue to improve, processes to identify potential smelters and refiners of conflict minerals in our supply chain.

Our due diligence measures have been designed to conform, in all material respects, with the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition)” and the related supplements, published by the Organisation for Economic Co-operation and Development (the “OECD Guidance”). In accordance with OECD Guidance, TiVo’s due diligence measures are designed to determine, to the best of our ability, the source and chain of custody of conflict minerals necessary for the production or functionality of our products. Following the OECD Guidance, TiVo has

•	established strong company management systems;

•	worked to identify and assess risks in our supply chain that may increase the likelihood our materials have originated in a Covered Country;

•	designed and implemented strategies to respond to identified risks; and,

•	as evidenced by this Report, has reported annually on our supply chain due diligence.
We have not yet carried out an independent third party audit of our diligence procedures, as such audits are not yet required by the Rule.
Steps Taken
TiVo identified all suppliers of materials or components for the products TiVo contracted to have manufactured during the reporting period. The Conflict Minerals Team reviewed the supplier list against internal manufacturing and procurement systems to verify completeness. We performed due diligence through reporting mechanisms by utilizing the CMRT in order to identify the smelters and refiners included in TiVo’s supply chain of conflict minerals.
To the extent practicable, we confirmed the reliability of supplier responses by analyzing the credibility and completeness of the information provided by the suppliers and reviewing and analyzing red flags reflected in the reporting templates. TiVo also utilized third party resources to qualify supplier responses and identify potential misinformation in the provided responses.
We conducted multiple rounds of follow-up inquiries with suppliers to address any quality control concerns, such as incomplete, unclear or ambiguous responses by suppliers.
Our diligence of the supply chain also involved our close review of the smelters and refiners identified to us as potentially active in our supply chain. The Conflict Minerals Team relied on the published lists of recognized programs, such as the Conflict-Free Sourcing Initiative’s (the “CFSI”) Conflict-Free Smelter Program (the “CFSP”), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification, to identify which of the smelters and refiners had been certified as “conflict free.”
With respect to the other smelters and refiners identified by our suppliers, we sought to determine whether they actually are in our supply chain. The Conflict Minerals Team consulted our third-party compliance agency, which attempted to contact the smelters and refiners to gain more information about their sourcing practices, including countries of origin and of transfer, and whether the smelters and refiners had any due diligence procedures in place or other processes to track the chain-of-custody on the source of their mineral ores. Internet research also was performed to glean additional information regarding the sourcing practices of the smelters and refiners.

Results of Due Diligence
The Conflict Minerals Team received responses from 100% of our direct supplier network. However, we were able to identify only a limited number of the facilities that may have been used to process conflict minerals from Covered Countries in our Covered Products, and those smelters and refiners were certified by the CFSP.
Approximately 28% of our direct suppliers were either (a) unable to provide information regarding the smelters or refiners or country of origin of the conflict minerals in their materials or components or (b) unresponsive to follow-up requests to validate or confirm information in the responses to the CMRT. Other suppliers identified certain of the smelters and refiners they used but had provided company-wide, aggregate smelter information across all of their products, rather than specific information regarding the smelters or refiners of the conflict minerals in the specific materials or components used in our Covered Products. Accordingly, we are unable to identify the non-CFSP smelters or refiners of the conflict minerals in the materials or particular components used in our Covered Products or determine if any of those conflict minerals were contained in the Covered Products or originated in the Covered Countries. Set forth in Table 1 is a list of known smelters or refiners that may be in our supply chain for the Covered Products.
As indicated above, we relied heavily on our suppliers to provide the necessary sourcing information, which may be inaccurate or incomplete. As a downstream purchaser of materials and components that contain conflict minerals, our due diligence measures cannot yet provide assurance regarding the source and chain of custody of the conflict minerals in our Covered Products.

Future Risk Mitigation and Due Diligence Process Improvements
TiVo intends to implement steps to continue to improve its due diligence and to further mitigate the risk that the use of conflict minerals in its products finance or benefit armed groups in the Covered Countries. These steps include:

•	Increasing quality control and data verification of supply chain information through continued use of a third party professional in the conflict minerals reporting sector;

•	Updating TiVo’s Conflict Minerals Policy and internal processes, as needed, to improve transparency and communication with suppliers and to collect better data;

•
Encouraging suppliers in our supply chain to work with smelters and refiners that have the CFSP designation and to encourage others to participate in a program, such as the CFSP, to become certified as “conflict free”;

•
Refining and updating TiVo’s “grievance” process so that concerned persons can report any sourcing of conflict minerals in our supply chain suspected of financing or benefiting armed groups in a Covered Country; and

•
Continuing the use of contractual provisions in our agreements with new suppliers and contract manufacturers to require information and supporting documentation regarding the use and sourcing of conflict minerals in advance of using such manufacturer or supplier.

Table 1

Metal	Smelter Name	Location*
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Singway Technology Co., Ltd.	Taiwan
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tin	Melt Metais e Ligas S/A	Brazil
Gold	So Accurate Group, Inc.	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Tin	Soft Metais Ltda.	Brazil
Gold	Solar Applied Materials Technology Corp.	Taiwan
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Gold	Advanced Chemical Company	United States
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Metalor Technologies SA	Switzerland
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Gold	Metalor USA Refining Corporation	United States
Gold	Asahi Refining Canada Limited	Canada
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Gold	Aida Chemical Industries Co., Ltd.	Japan
Tin	CV Dua Sekawan	Indonesia
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

* “Location” refers to the location of the smelter/refinery facility, not the source of minerals.

Metal	Smelter Name	Location*
Gold	Al Etihad Gold	United Arab Emirates
Tin	Gejiu Zi-Li	China
Gold	SAAMP	France
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Tin	Mineração Taboca S.A.	Brazil
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Zhuzhou Cemented Carbide	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tin	Minsur	Peru
Tin	Alpha	United States
Tungsten	Global Tungsten & Powders Corp.	United States
Gold	Sudan Gold Refinery	Sudan
Gold	Mitsubishi Materials Corporation	Japan
Tin	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining & Smelting	Japan
Tantalum	Mitsui Mining & Smelting	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russia
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey
Gold	Guangdong Jinding Gold Limited	China
Gold	T.C.A S.p.A	Italy
Gold	Argor-Heraeus SA	Switzerland
Tin	Nankang Nanshan Tin Co., Ltd.	China
Gold	Asahi Pretec Corporation	Japan
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Gold	Asaka Riken Co., Ltd.	Japan
Tantalum	Taki Chemicals	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Tantalum	H.C. Starck Co., Ltd.	Thailand

Metal	Smelter Name	Location*
Tungsten	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck GmbH Goslar	Germany
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Gold	Aurubis AG	Germany
Tungsten	Niagara Refining LLC	United States
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Gold	Nihon Material Co., Ltd.	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tantalum	Telex Metals	United States
Tin	Thaisarco	Thailand
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Bauer Walser AG	Germany
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Tin	Best Metais e Soldas SA	Brazil
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Gold	Heraeus Ltd. Hong Kong	China
Gold	Boliden AB	Sweden
Tin	Heraeus Materials Technology GmbH & Co. KG	Singapore
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Torecom	South Korea
Tin	Novosibirsk Integrated Tin Works	Russia
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Gold	C. Hafner GmbH + Co. KG	Germany
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tantalum	Tranzact, Inc.	United States
Gold	Elemetal Refining, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Novosibirsk Refinery	Russia

Metal	Smelter Name	Location*
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia
Gold	Caridad	Mexico
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Tin	Operaciones Metalurgical S.A.	Bolivia
Gold	Cendres + Métaux SA	Switzerland
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Tin	Huichang Jinshunda Tin Co. Ltd	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Gold	PAMP SA	Switzerland
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Hwasung CJ Co. Ltd	South Korea
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russia
Gold	Valcambi SA	Switzerland
Gold	Chimet S.p.A.	Italy
Tin	Phoenix Metal Ltd	Rwanda
Tantalum	Plansee SE Liezen	Austria
Tungsten	Pobedit, JSC	Russia
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tin	China Tin Group Co., Ltd.	China
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	Chugai Mining	Japan
Tin	PT Alam Lestari Kencana	Indonesia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Gold	Codelco	Chile
Tin	PT Babel Inti Perkasa	Indonesia

Metal	Smelter Name	Location*
Tin	Colonial Metals, Inc	United States
Tin	PT Bangka Kudai Tin	Indonesia
Gold	Western Australian Mint trading as The Perth Mint	Australia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tin	PT Cipta Persada Mulia	Indonesia
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Gold	Istanbul Gold Refinery	Turkey
Gold	WIELAND Edelmetalle GmbH	Germany
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Gold	Japan Mint	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tin	PT Seirama Tin investment	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tantalum	D Block Metals, LLC	United States
Tin	PT Timah (Persero) Tbk Mentok	Indonesia

Metal	Smelter Name	Location*
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tin	PT Tinindo Inter Nusa	Indonesia
Gold	Jiangxi Copper Company Limited	China
Tin	PT Tirus Putra Mandiri	Indonesia
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tin	PT Tommy Utama	Indonesia
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China
Tin	PT WAHANA PERKIT JAYA	Indonesia
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Gold	Daejin Indus Co., Ltd.	South Korea
Tin	Xianghualing Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Gold	PX PrŽcinox SA	Switzerland
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China
Tantalum	QuantumClean	United States
Gold	Rand Refinery (Pty) Ltd.	South Africa
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tungsten	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	DODUCO GmbH	Germany
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	Republic Metals Corporation	United States
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	Resind Indústria e Comércio Ltda.	Brazil

Metal	Smelter Name	Location*
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Yunnan Copper Industry Co Ltd	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Gold	Kazakhmys plc	Kazakhstan
Gold	Royal Canadian Mint	Canada
Gold	Kazzinc	Kazakhstan
Tin	Rui Da Hung	Taiwan
Tantalum	KEMET Blue Metals	United States
Tantalum	Kemet Blue Powder	United States
Tungsten	Kennametal Fallon	United States
Gold	Sabin Metal Corp.	United States
Tungsten	Kennametal Huntsville	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	Poland
Gold	Dowa	Japan
Tin	Dowa	Japan
Gold	Samduck Precious Metals	South Korea
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Duoluoshan	China
Gold	SAMWON METALS Corp.	South Korea
Gold	Kojima Chemicals Co., Ltd.	Japan
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Gold	Korea Metal Co. Ltd	South Korea
Gold	Korea Zinc Co. Ltd.	South Korea
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Gold	L' azurde Company For Jewelry	Saudi Arabia
Tin	Electroloy Metal Pte	Singapore
Tin	Elmet S.L.U. (Metallo Group)	Spain
Gold	Emirates Gold DMCC	United Arab Emirates
Tin	EM Vinto	Bolivia
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Metal	Smelter Name	Location*
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Tin	Estanho de Rondônia S.A.	Brazil
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Tungsten	Exotech Inc.	United States
Tantalum	Exotech Inc.	United States
Tin	Linwu Xianggui Smelter Co	China
Tantalum	F&X Electro-Materials Ltd.	China
Gold	Faggi Enrico S.p.A.	Italy
Tin	Feinhutte Halsbrucke GmbH	Germany
Gold	LS-NIKKO Copper Inc.	South Korea
Tantalum	LSM Brasil S.A.	Brazil
Tin	Fenix Metals	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	FIR Metals & Resource Ltd.	China
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Materion	United States